Exhibit 5.1

faegredrinker.com

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

May 12, 2023

Surmodics, Inc.

9924 West 74th Street

Eden Prairie, Minnesota 55344

Ladies and Gentlemen:

We have acted as counsel for Surmodics, Inc., a Minnesota corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (collectively, the “Securities”) having an aggregate initial offering price of up to $200,000,000:

(i)
senior debt securities of the Company, issuable directly or upon exercise of Warrants (as defined below) (the “Senior Debt Securities”);

(ii)
subordinated debt securities of the Company, issuable directly or upon exercise of Warrants (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”);

(iii)
preferred stock of the Company (the “Preferred Stock”), issuable directly or in exchange for or upon conversion of Debt Securities or upon exercise of Warrants;

(iv)
fractional shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), issuable directly or in exchange for or upon conversion of Debt Securities or upon exercise of Warrants;

(v)
common stock, par value $0.05 per share, of the Company (the “Common Stock”), issuable directly or in exchange for or upon conversion of Debt Securities or Preferred Stock or upon exercise of Warrants; and

(vi)
warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock of the Company (the “Warrants”).

The Securities may be offered separately or together with other Securities, in one or more series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement.

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This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Senior Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4.3 to the Registration Statement, with appropriate insertions (the “Senior Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Senior Trustee”). The Subordinated Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4.4 to the Registration Statement, with appropriate insertions (the “Subordinated Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Subordinated Trustee”). Each series of Preferred Stock is to be issued under the Restated Articles of Incorporation, as amended, of the Company (the “Articles of Incorporation”) and one or more statements of designations (each, a “Statement of Designations”) to be approved by the Board of Directors of the Company or a committee thereof and filed with the Office of the Secretary of State of the State of Minnesota in accordance with Chapter 302A.401 of the Minnesota Business Corporation Act. The Depositary Shares are to be issued under one or more deposit agreements (including a form of depository receipt evidencing the Depositary Shares) in a form to be filed and incorporated into the Registration Statement (each, a “Deposit Agreement”). The Common Stock is to be issued under the Articles of Incorporation. The Warrants are to be issued under warrant agreements (including a form of certificate evidencing the Warrants) in a form to be filed and incorporated into the Registration Statement (the “Warrant Agreements”). The Senior Indenture, any supplements thereto, the Subordinated Indenture, any supplements thereto, the Articles of Incorporation, each Statement of Designations, each Deposit Agreement and each Warrant Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors of the Company (the “Board of Directors”), or a committee thereof or officers of the Company to whom such authority has been properly delegated by the Board of Directors, will be required to, before such Securities are issued under the Registration Statement, duly authorize the issuance.

We have examined or are otherwise familiar with the Articles of Incorporation, and the Restated Bylaws, as amended, of the Company (the “Bylaws”), the Registration Statement, the form of Senior Indenture, the form of Subordinated Indenture and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on and subject to the foregoing, we are of the opinion that:

1.
upon (a) the completion of all required Corporate Proceedings and (b) the due authorization, execution and delivery of the Senior Indenture by the Company and the Senior Trustee, the Senior Indenture will be a valid and binding obligation of the Company;

2.
upon (a) the completion of all required Corporate Proceedings and (b) the due authorization, execution and delivery of the Subordinated Indenture by the Company and the Subordinated Trustee, the Subordinated Indenture will be a valid and binding obligation of the Company;

3.
with respect to any Senior Debt Securities, upon (a) the due authorization, execution and delivery by the Company and the Senior Trustee of the Senior Indenture and any supplement thereto with respect to such series of Senior Debt Securities, (b) the completion of all required Corporate Proceedings, (c) the due execution and delivery by the Company of such Senior Debt Securities, (d) the due authentication by the Senior Trustee of such Senior Debt Securities pursuant to the

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Senior Indenture, (e) the payment of the agreed upon consideration therefor in accordance with any relevant agreements and the Corporate Proceedings, and (f) in the case of Senior Debt Securities issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable paragraph hereof, such Senior Debt Securities will be valid and binding obligations of the Company;

4.
with respect to any Subordinated Debt Securities, upon (a) the due authorization, execution and delivery by the Company and the Subordinated Trustee of the Subordinated Indenture and any supplement thereto with respect to such series of Subordinated Debt Securities, (b) the completion of all required Corporate Proceedings, (c) the due execution and delivery by the Company of such Subordinated Debt Securities, (d) the due authentication by the Subordinated Trustee of such Subordinated Debt Securities pursuant to the Subordinated Indenture, (e) the payment of the agreed upon consideration therefor has been paid in accordance with any relevant agreements and the Corporate Proceedings, and (f) in the case of Subordinated Debt Securities issuable upon conversion, exchange, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable paragraph hereof, such Subordinated Debt Securities will be valid and binding obligations of the Company;

5.
with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Office of the Secretary of State of the State of Minnesota of a Statement of Designations in respect of such Preferred Stock, (c) unless issued without certificates, the due execution, registration of issuance and delivery of certificates evidencing such Preferred Stock (or, in the case of shares of Preferred Stock issued without certificates, the due registration of issued and constructive delivery through book entry of such shares), (d) the payment of the agreed upon consideration therefor in accordance with any relevant agreements and the Corporate Proceedings, and (e) in the case of Preferred Stock represented by, or issuable upon conversion, exchange, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable paragraph hereof, such Preferred Stock will be duly and validly issued, fully paid and nonassessable;

6.
with respect to Depositary Shares, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery by the Company and the depositary or custodian for deposit of a Deposit Agreement in respect of such Depositary Shares, (c) the due authorization, execution, acknowledgement, delivery and filing with, and recording by, the Office of the Secretary of State of the State of Minnesota of a Statement of Designations in respect of the Preferred Stock represented by such Depositary Shares, (d) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock to the depositary or custodian for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such Preferred Stock on the books of the Company in the name of such depositary or custodian, or its nominee, (e) the due execution, registration of issuance and delivery of depositary receipts evidencing such Depositary Shares pursuant to such Deposit Agreement, (f) the payment of the agreed upon consideration therefor in accordance with any relevant agreements and the Corporate Proceedings, and (g) in the case of Depositary Shares represented by, or issuable upon conversion, exchange, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable paragraph hereof, such

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Deposit Agreement will constitute a valid and binding obligation of the Company and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Company, will be legally issued and will entitle the holders thereof to the rights specified in such Deposit Agreement;

7.
with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock (or, in the case of shares of Common Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), (c) the payment of the agreed upon consideration therefor in accordance with any relevant agreements and the Corporate Proceedings, and (d) in the case of Common Stock represented by, or issuable upon conversion, exchange or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable paragraph hereof, such Common Stock will be duly and validly issued, fully paid and nonassessable; and

8.
with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery by the Company and the warrant agent of the Warrant Agreement pursuant to which such Warrants are to be issued, (c) the due execution, issuance and delivery of warrant certificates evidencing such Warrants pursuant to such Warrant Agreement, countersigned by the warrant agent pursuant to such Warrant Agreement, (d) the payment of the agreed upon consideration therefor in accordance with the Warrant Agreement and any other relevant agreements and the Corporate Proceedings, and (e) in the case of Warrants issued upon conversion, exchange, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such Securities referred to in the applicable paragraph hereof, such Warrant Agreement will constitute a valid and binding obligation of the Company and the warrant certificates evidencing such Warrants will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Warrant Agreement.

The foregoing opinions are subject to the limitation that the validity, binding effect or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, voidable transaction, receivership and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Minnesota, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), there will not have occurred any change in the law or in the Articles of Incorporation or Bylaws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or Governing Documents, and no relevant Corporate Proceedings will have been modified or rescinded, (d) none of the particular terms of any Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance,

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execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor the compliance by the Company with the terms of such Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the Corporate Proceedings related thereto, (g) the Company shall have received legally sufficient consideration for all Securities, (h) each party to any Securities or Governing Documents (other than the Company) will have duly authorized, executed and delivered such agreements or instruments and complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (i) the Senior Indenture and the Subordinated Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (j) the terms of the Securities will be established in conformity with the applicable Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the Governing Documents, (k) a prospectus supplement and any other offering material describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (l) any Securities issued upon conversion, exchange or exercise of any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, (m) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, (n) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities will be obtained, (o) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Minnesota Business Corporation Act, and (p) the Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon certifications, documents and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed, (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, (f) that New York law has or will be chosen to govern the Senior Indenture, the Subordinated Indenture, each Deposit Agreement and each Warrant Agreement, and all Securities issued thereunder and/or certificates evidencing such Securities.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy

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has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced, including statutes of limitation and statutes of repose.

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

Our opinions set forth herein are limited to the laws of the States of Minnesota and New York, and we express no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Brandon C. Mason
Brandon C. Mason, Partner